Exhibit 99.2

Hemisphere Media Group Acquires Leading U.S. Hispanic Subscription Video-on-

Demand Service Pantaya

•	Hemisphere acquires remaining 75% stake from Lionsgate (NYSE: LGF.A, LGF.B)

•	Pantaya launched in the U.S. in August 2017 and now has approximately 900,000 paying subscribers

•	Unrivaled selection of Spanish-language blockbuster movies and original series

•	Pantaya, Lionsgate and STARZPLAY will continue strategic content relationship across original new programming and library titles

MIAMI, April 1, 2021 -- Hemisphere Media Group, Inc. (NASDAQ: HMTV) ("Hemisphere" or the "Company"), the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms, today announced that it has acquired the remaining 75% stake of Pantaya, the leading U.S. Hispanic Subscription Video-on-Demand Service for approximately $124 million in cash from Lionsgate. Prior to the transaction, Hemisphere owned 25% of Pantaya, and as a result of the transaction, will own 100% of Pantaya.

Pantaya was launched in August, 2017 through a joint venture formed between Hemisphere and Lionsgate. Pantaya is the first premium streaming destination for U.S. Hispanics, featuring an unparalleled selection of blockbuster movies and exclusive series.

Pantaya has experienced outsized growth and is the clear leader in Spanish-language subscription video services. The service has grown rapidly and now has approximately 900,000 paying subscribers. The Company estimates that Pantaya’s subscriber base will grow to 2.5-3.0 million by the end of 2025.

“In a very short period of time, Pantaya has become the destination for U.S. Hispanics seeking premium Spanish-language movies and series,” said Hemisphere Chief Executive Officer Alan Sokol. “Pantaya offers access to blockbuster movies, original, exclusive series and other premium, world-class content unavailable anywhere else. Pantaya’s success to date affirms the tremendous appetite of our audience for our unique content offering. Hemisphere plans to increase investment in content, expanding the output of series and movies, with the goal of accelerating subscriber growth and becoming a ‘must have’ entertainment option for the large and growing U.S. Hispanic audience.”

Pantaya Chief Executive Officer Paul Presburger, added, “As a result of our focus on exclusive premium content, our knowledge of the Hispanic consumer, and the breadth of our offering, Pantaya is now the industry’s leading video-on-demand streaming service for Spanish-speaking and bilingual consumers. Pantaya’s accessible price point, user friendly interface and wide selection of the best Spanish-language content has led to significant growth. In the past year alone, Pantaya has increased its subscription base by 40 percent, and we believe we have significant runway for additional expansion ahead.”

Pantaya, Lionsgate and STARZPLAY (the international premium subscription service of STARZ) will maintain a strategic content relationship that encompasses Spanish-language motion picture and television co-productions along with Pantaya’s continued licensing of Spanish-language content from Lionsgate’s 17,000-title film and television library.

“We’re very proud to have helped build Pantaya into the leading premium Spanish-language platform in the U.S., and Hemisphere is the right owner to continue their growth and success,” said Lionsgate COO Brian Goldsmith. “We look forward to an even more robust strategic content relationship among Lionsgate, STARZPLAY and Pantaya that benefits Pantaya’s continued ascendancy.”

Compelling Strategic Rationale & Growing Market Opportunity:

The continued long-term growth of the U.S. Hispanic population creates a significant opportunity to reach a large addressable audience. Notably, in the past decade, 52% of all U.S. population growth has been from Hispanics. The U.S. Hispanic population is expected to grow from 60.5 million today to 75 million by 2030.

In addition, of the 39 million unacculturated/bicultural adults 18+ in the U.S., 34 million are already accessing at least one streaming service, 27 million seek out shows and movies about Hispanic characters and stories, and 17 million are willing to pay for access to movies and series.

83% of Hispanics already watch video content, movies or television online, providing Hemisphere a unique advantage to reach a large, growing and untapped addressable market.

Pantaya’s content library includes critically acclaimed original titles from Pantaya’s production arm, Pantelion, as well as titles from major producers and distributors, including Hemisphere, Lionsgate and Televisa. Pantaya offers a monthly paid subscription service starting at $5.99 per month and is accessible through its own website and app as well as distribution partners including Apple, Amazon, Google and Roku. To learn more about Pantaya, please visit www.pantaya.com

Attractive Long-term Financial Profile & Favorable Terms:

The acquisition is being funded through cash on hand, as well as approximately $50 million add-on to the Company’s Term Loan B on the same terms as the existing term loan. Separately, the Company has put in place a $30 million corporate revolving credit facility, which will be undrawn at the time of closing the acquisition. The new committed facility will be used for general corporate purposes.

Pantaya supports a strong margin profile of Hemisphere, as it brings a high flow-through on a per subscriber basis. Additionally, production costs are significantly lower versus English language streaming services.

Conference Call Information:

Hemisphere will conduct a conference call to discuss the transaction at 11:00 AM ET on Thursday, April 1, 2021. A live broadcast of the conference call will be available online via the Company's Investor Relations website located at www.hemispheretv.com. Alternatively, interested parties can access the conference call by dialing (844) 502-0254, or from outside the United States at (236) 714-3063, at least five minutes prior to the start time. The conference ID for the call is 1091335.

A replay of the call will be available beginning at approximately 2:00 PM Eastern Time on Thursday, April 1, 2021 by dialing (800) 585-8367, or from outside the United States by dialing (416) 621-4642. The conference ID for the replay is 1091335.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is the only publicly traded pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, a Spanish-language OTT service in the U.S., and has ownership interests in a leading broadcast television network in Colombia and a Spanish-language content distribution company.

About Pantaya

Pantaya, based in Los Angeles, California, is the first-ever premium streaming destination for world-class movies in Spanish offering the largest selection of current and classic, commercial-free blockbusters and critically-acclaimed titles from the U.S. and Latin America. Pantaya features first-run exclusive and original titles, including instant access to select movies available on the same day they debut theatrically in Latin America.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the impact of the acquisition of Pantaya on the Company’s business and financial performance, Pantaya’s subscriber growth prospects, the Company’s business plans, and the U.S. Hispanic population growth. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere’s business as well as Hemisphere’s counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies and Hemisphere’s ability to successfully integrate acquired assets, in particular, Pantaya, and achieve anticipated synergies. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in Hemisphere’s reports filed with the Securities and Exchange Commission (“SEC”), including Hemisphere’s quarterly reports on Form 10-Q and its annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We may also be faced with unforeseen risks and uncertainties related to Pantaya’s business. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact

Edelman Financial Communications for Hemisphere Media Group

Danielle O'Brien

917-444-6325

danielle.obrien@edelman.com

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